UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

First Data Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-11073

Delaware	47-0731996
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

5565 Glenridge Connector, N.E.

Suite 2000

Atlanta, Georgia 30342

(Address of principal executive offices, including zip code)

(404) 890-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement

Supplemental Indenture with respect to 11.75% Senior Subordinated Notes due 2021

On November 19, 2013, First Data Corporation (the “Company”) issued and sold $1,000,000,000 aggregate principal amount of additional 11.75% Senior Subordinated Notes due 2021 (the “additional notes”), which mature on August 15, 2021, pursuant to an indenture governing the 11.75% Senior Subordinated Notes due 2021 that were issued on May 30, 2013 (the “Existing 11.75% Notes”), by and among the Company, the guarantors party hereto and Wells Fargo Bank, National Association, as trustee (as supplemented by the First Supplemental Indenture, dated as of November 19, 2013, the “Indenture”).  The additional notes are expected to be treated as a single series with the Existing 11.75% Notes and will have the same terms as those of the Existing 11.75% Notes.  The additional notes and the Existing 11.75% Notes will vote as one class under the Indenture.

The Company will use the net proceeds from the issue and sale of the additional notes, together with cash on hand, to optionally redeem on November 29, 2013 $1.0 billion aggregate principal amount of its 11.25% Senior Subordinated Notes due 2016 and pay related fees and expenses.

Registration Rights Agreement

On November 19, 2013, the Company, the guarantors of the additional notes and the initial purchasers entered into a registration rights agreement with respect to the additional notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Company and the guarantors of the additional notes have agreed that they will (1) file a registration statements on an appropriate registration form with respect to a registered offer to exchange the additional notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the additional notes and (2) use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended.

The Company and the guarantors have agreed to use their reasonable best efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Existing 11.75% Notes.

If the Company and the guarantors fail to satisfy this obligation (a “registration default”), the annual interest rate on the additional notes will increase by 0.25%. The annual interest rate on the additional notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the applicable interest rate listed in the Indenture. If the registration default is corrected, the applicable interest rate on such additional notes will revert to the original level.

If the Company must pay additional interest, it will pay it to the noteholders in cash on the same dates that the Company makes other interest payments on the additional notes, until the registration default is corrected.

The foregoing description of the Registration Rights Agreement is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.3 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

4.1

First Supplemental Indenture, dated as November 19, 2013, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the additional 11.75% Senior Subordinated Notes due 2021.

4.2

Indenture, dated as of May 30, 2013, by and among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee, governing the 11.75% Senior Subordinated Notes due 2021 (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 30, 2013, and incorporated herein by reference).

4.3	Registration Rights Agreement, dated as of November 19, 2013, by and among the Company, the guarantors named therein and the several initial purchasers with respect to the additional notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Data Corporation

Date: November 25, 2013	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Vice President and Assistant Secretary